Exhibit 99.1

Annual Shareholder Meeting April 22, 2013 C A P E B A N C O R P
C A P E B A N C O R P This presentation may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, attendees should not place undue reliance on any forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, general economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; and other competitive, governmental, regulatory, and technological factors affecting the Bank and its operations, pricing, products, and services. Other factors that may cause actual results to differ from results expressed or implied by forward looking statements are described in Cape Bancorp's Form 10-K and other periodic filings by Cape Bancorp with the Securities and Exchange Commission. Cape Bancorp does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required under applicable law. Forward - Looking Statement Disclaimer
3 Financial Highlights C A P E B A N C O R P
Total Assets (dollars in millions) Total Assets 4 C A P E B A N C O R P (CHART)
Total Assets 5 C A P E B A N C O R P 3/31/13 12/31/12 (CHART) (CHART)
Investment Portfolio Composition 12/31/12 6 C A P E B A N C O R P Fair Value 3/31/13 (CHART) (CHART)
Net Loans (dollars in millions) Net Loans 7 C A P E B A N C O R P (CHART)
12/31/12 Loan Composition 8 C A P E B A N C O R P 3/31/13 Millions Millions (CHART) (CHART)
9 Credit Performance C A P E B A N C O R P (CHART)
10 Credit Performance C A P E B A N C O R P (CHART)
11 C A P E B A N C O R P (dollars in thousands) Other Real Estate Owned (CHART) 2011 2012 1Q2013 Additions $10,480 $10,159 $1,696 Sales $3,651 $10,155 $2,612
(CHART) Deposit Composition 12 12/31/11 C A P E B A N C O R P 12/31/12 (CHART) 62% 69%
Capital Trends Tangible Equity/Tangible Assets (%) 13 C A P E B A N C O R P (CHART)
14 C A P E B A N C O R P Net Income Net Income (Loss) (dollars in thousands) (CHART) 2012 Net Income $4,556
Key Points 15 C A P E B A N C O R P Restructured Residential Mortgage Department March 2012 Staff relocation from Cape May Court House to Atlantic City Spring 2012 Opening of two new market development offices Q4 2012/Q1 2013
Key Points 16 C A P E B A N C O R P New provider for core processing FiServ FHLB Borrowings Extinguishment Restructure Capital Management Cash Dividend Stock Repurchase
Key Points 17 C A P E B A N C O R P Board of Directors Appointments Benjamin D. Goldman - June 2012 Althea L.A. Skeels - November 2012 Retirements Robert F. Garrett III - April 2012 Mark A. Benevento - June 2012 Joanne D. Kay - December 2012
18 C A P E B A N C O R P Questions? C A P E B A N C O R P